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                                                                EXHIBIT 10.1
                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT, dated as of the 3rd day of December, 1996 (the "Agreement"), between BALTIMORE CAR AND TRUCK RENTAL, INC., a Maryland corporation ("Baltimore Car and Truck Rental"), INSURANCE RENTALS, INC., a Maryland corporation ("Seller"), MARK EISENBERG ("Eisenberg") and RENT-A-WRECK OF AMERICA, INC., a Maryland corporation ("Buyer").

                              W I T N E S S E T H:

                  WHEREAS, Seller owns and operates a car and truck rental business providing car and truck rental services to individuals, often under contract with insurance agencies which are obligated to provide rental vehicles while the insured vehicles are repaired; and

                  WHEREAS, Baltimore Car and Truck Rental operates a car and truck rental service which does not serve the insurance replacement market and provides related services; and

                  WHEREAS, Seller desires to sell and Buyer desires to buy a portion of the assets, property and business of Seller. Such assets, property and business desired to be purchased by Buyer hereunder are referred to herein as the "Business." Buyer shall not assume any liabilities as described below. A description of Seller's assets to be conveyed to Buyer is set forth at Section
1.1 below; and

                  WHEREAS, Eisenberg, the sole stockholder of Baltimore Car and Truck Rental, shall benefit from the sale and he has therefore agreed to continue his efforts to build and develop the insurance replacement car rental business after the transfer and he has also agreed to enter into the noncompete agreement as set forth at Article VIII below; and

                  WHEREAS, Baltimore Car and Truck Rental, the sole stockholder of Seller shall provide certain services to Buyer.

                  NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, covenants and agreements hereinafter contained, the parties hereto agree as follows:

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                                    ARTICLE I
                                PURCHASE AND SALE

                  1.1. Purchased Assets. At the Closing hereunder (as defined in
Section 3.1 hereof) and except as otherwise specifically provided in this
Section 1.1, Seller shall grant, sell, convey, assign, transfer and deliver to Buyer, upon and subject to the terms and conditions of this Agreement, all right, title and interest of Seller in and to the following assets, properties and rights of Seller constituting the Business or used therein which constitutes the Purchased Assets as defined in Section 1.2 (which Business, assets, properties and rights are herein sometimes called the "Purchased Assets").

                  1.2. Definition of Purchased Assets. The following shall constitute the Purchased Assets:

                           (a)  all contracts with customers or suppliers
relating to insurance replacement rentals;

                           (b)  all telephone numbers and the long distance
access agreements for the Business to the extent permitted by law and the telephone company;

                           (c)  to the extent permitted by applicable law,
all rights under any written or oral contract, agreement, lease, plan, instrument, registration, license, certificates of occupancy, other permit or approval of any nature, or other document, commitment, arrangement, undertaking, practice or authorization applicable to the Business that Buyer chooses to assume;

                           (d)  all files, records, computer data, plans,
contracts and recorded knowledge, including customer and supplier lists related to the Business for the last three (3) years;

                           (e) the Business' goodwill; and

                           (f)  all rights related to the Business under any
patent, trademark, service mark, trade name or copyright, whether registered or unregistered or licensed including the name "Insurance Rentals";

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                  1.3.  Excluded Assets.  Notwithstanding the foregoing,
the Purchased Assets shall not include any of the following:

                           (a) all office equipment, furniture, plants, artwork,
telephones, computer hardware, computer software, stationery and office supplies;

                           (b) the corporate seals, certificates of
incorporation, minute books, stock books, tax returns, books of account or other records having to do with corporate organization of Seller;

                           (c) all files, records, memoranda and correspondence
not related to the Purchased Assets, and all files, records, memoranda and correspondence that Seller is required by law to keep;

                           (d) cash, accounts receivables, any prepaid expenses,
cash received by Seller after the Closing for rentals prior to the Closing, the rights to any of Seller's claims for any federal, state, local or foreign tax refunds;

                           (e) all deposits for insurance and utilities
previously made by Seller;

                           (f) all vehicles owned by Seller; and

                           (g)  all liabilities of Seller, either known or
unknown as of the Closing.

                  1.4. Agreement to Purchase. At the Closing hereunder, Buyer shall purchase the Assets from Seller, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller contained herein, in exchange for the Purchase Price (hereinafter defined in Article II hereof).

                                   ARTICLE II
                                 PURCHASE PRICE

                  2.1. Purchase Price. (a) Subject to and upon the terms and conditions set forth herein as consideration for the Purchased Assets, as of the Closing, Buyer shall pay to Seller a

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total of Fifty Thousand Dollars ($50,000) worth of Buyer's common stock (the
"Purchase Price"). Buyer's common stock shall be valued at the "ask" price on the date of the Closing for the purpose of determining how many shares of common stock shall constitute the Purchase Price. The Purchase Price shall be paid in three installments: (a) fifty percent (50%) at the date of the Closing; (b) twenty-five percent (25%) upon the date three (3) months after the Closing; and
(c) twenty-five percent (25%) upon the date six (6) months after the Closing. The Purchase Price shall be reduced, however, if average weekly rentals after the Closing are less than 32.8 rentals based upon the following formula; provided, however, that if Buyer fails to make available sixty (60) operational vehicles for rental and the lack of such vehicles causes the average weekly rentals to be less than 32.8, then neither the second payment nor the third payment of the Purchase Price shall be reduced. The second payment of a portion of the Purchase Price shall be reduced proportionately if the average weekly rentals generated by Insurance Rentals are not 32.8 rentals. For example, if for the three (3) months following the Closing the weekly rentals generated are 30, 28, 31.33, 27.25, 30, 29, 36.29, 30, 28.60, 34, 31, 32.30 and 35 (for an average weekly rental of 30.98) the second payment of the Purchase Price shall be reduced by five percent (5%). Any reduction of the third payment of the Purchase Price shall be based upon this formula if rentals for the thirteen (13) weeks after the second payment of the Purchase Price do not average 32.8 per week.

                           (b)  Seller, Baltimore Car and Truck Rental and
Eisenberg jointly and severally agree that a portion of the Purchase Price shall be repaid upon the first, second and third anniversary dates of the Closing if Buyer makes the required sixty (60) vehicles available for rental, but Buyer does not generate at least one thousand seven hundred (1,700) rentals per annum from the Purchased Assets. The repayment shall be proportionate. For example, if on the first anniversary date, only one thousand two hundred eighty-five (1,285) rentals have been generated, twenty-five percent (25%) of Sixteen Thousand Six Hundred Sixty-Seven Dollars ($16,667) (one-third (1/3) of the Purchase Price), or Four Thousand One Hundred Sixty-Seven Dollars ($4,167), shall be repaid. Buyer shall provide written notice to Seller, Baltimore Car and Truck Rental and Eisenberg within thirty (30) days after the first, second and third anniversary

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dates, respectively, setting forth any required repayment and such repayment shall be due within ten (10) days after receipt of such written notice.

                  2.2. Sales and Other Taxes. Seller agrees that it promptly shall pay all sales or similar taxes, if any, required to be paid by reason of the sale by Seller to Buyer of the Purchased Assets pursuant to this Agreement.

                  2.3. Tax Treatment. Buyer and Seller intend that the transactions contemplated by this Agreement be treated as taxable transactions under the Code and all applicable state and local tax laws.

                  2.4. Seller's Employees. Buyer shall not assume any liabilities of Seller for compensation, pensions, medical insurance, accrued vacation and/or sick pay or other fringe benefits for any of Seller's employees prior to the Closing. As of the Closing, Seller's employee, Dawn Green, shall commence work at Buyer's place of business under Buyer's direction and control in accordance with Section 6.1. Dawn Green shall, however, remain an employee of Seller and Seller shall continue to be responsible to pay her salary and fringe benefits.

                                   ARTICLE III
                         CLOSING, ITEMS TO BE DELIVERED

                  3.1. Time and Place of the Closing. The closing (the "Closing") of the sale and purchase of the assets shall take place within ten
(10) days after the full execution of this Agreement at the offices of Kramon & Graham, P.A. at Commerce Place, One South Street, Suite 2600, Baltimore, Maryland 21202- 3201 or at such other place as Buyer shall designate. The date of the Closing is sometimes herein referred to as the "the Closing."

                  3.2. Items to be Delivered by Seller. At the Closing and subject to the terms and conditions herein contained Seller shall deliver to Buyer a blanket bill of sale in the form attached hereto as Exhibit A to transfer and assign to, and vest in, Buyer all of Seller's right, title and interest in and to the Purchased Assets. Seller shall also deliver to Buyer one or more assignments to transfer telephone number(s) and any long distance

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access agreements in the form(s) attached hereto as Exhibit B. Simultaneously with delivery of such documents, Seller shall deliver to Buyer actual possession and operating control of the Purchased Assets.

                  3.3. Further Assurances. Seller and/or Eisenberg from time to time after the Closing, at Buyer's request, will execute, acknowledge and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions (not involving any cost to Seller or Eisenberg and execute and deliver such other documents, certifications and further assurances as Buyer may reasonably require in order to vest more effectively in, or to put Buyer more fully in possession of, any of the Purchased Assets, and will perform any other obligations of Seller under this Agreement to better enable Buyer to operate the Business.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  4.1. Representations and Warranties of Seller, Baltimore Car and Truck Rental and Eisenberg. Seller, Baltimore Car and Truck Rental and Eisenberg hereby, jointly and severally, represent and warrant to Buyer that:

                           4.1.1. Corporate Existence. Seller is a Maryland
corporation validly existing under the laws of the State of Maryland.

                           4.1.2. Corporate Power, Authorization, Enforceable
Obligations. Seller has the power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Seller in accordance with the provisions hereof (the "Seller's Documents") will be legal, valid and binding obligations of Seller.

                           4.1.3. Validity of Contemplated Transactions, Etc. To
the best of Eisenberg's knowledge, the execution, delivery and performance of this Agreement by Seller does not and will not violate, conflict with or result in the breach of any

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term, condition or provision of, or require the consent (which has not been obtained) of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which Seller is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller, (c) the charter documents of Seller or any securities issued by Seller, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, instrument, document or understanding, oral or written, to which Seller is a party, by which Seller may have rights or by which any of the Purchased Assets may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Seller thereunder. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Seller.

                           4.1.4. Property Tax Liens. There are no tax liens on
any of the Purchased Assets.

                           4.1.5. Trade Creditors. As of the Closing there will
be outstanding bills or debts payable to trade creditors of Seller with respect to the Business and such bills will be the responsibility of Seller.

                           4.1.6. Financial Statements. The compilation reports
and financial statements for the last three (3) fiscal years and the corporate tax returns for the last three (3) years previously delivered to Buyer are complete and accurate. In addition, all financial proformas relating to the Business previously delivered to Buyer are complete and accurate.

                           4.1.7. Existing Conditions. Since September, 1996,
when the parties commenced discussions relating to this transaction, Seller with respect to the Business has not:


                                    (a) sold, encumbered, assigned or
transferred any of the Purchased Assets, except in the ordinary course of business;

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                                    (b)  created, incurred, assumed or
guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the Purchased Assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except any debts or liens that will be discharged by Seller in connection with the Closing;

                                    (c)  made or suffered any amendment or
termination of any material agreement, contract, commitment, lease or plan of the Business to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

                                    (d)  suffered any damage, destruction or
loss of the Business, whether or not covered by insurance, (i) materially and adversely affecting its business, operations, assets, properties or prospects or
(ii) of any item or items carried on its books of account individually or in the aggregate at more than $5,000, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations; or

                                    (e)  suffered any material adverse change in
its business, operations, assets, properties, prospects or condition (financial or otherwise) of the Business; made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate Five Thousand Dollars ($5,000) except such as may be involved in ordinary repair, maintenance or replacement of its assets.

                           4.1.8. Title to Properties. Seller has good, valid
and marketable title to all of the Purchased Assets, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever.

                           4.1.9. Litigation. There is not any litigation,
including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority pending or, to the best knowledge of Seller, threatened against Seller affecting the Business except

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for pending litigation which, to the best of Seller's knowledge, is covered by insurance.

                           4.1.10. Contracts and Commitments. Seller is not a
party to any written or oral:

                                    (a)  note, debenture, bond, equipment trust
agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money relating to the Purchased Assets or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person relating to the Business; or

                                    (b)  material agreements, contracts or
commitments relating to the Purchased Assets made not in the ordinary course of business.

                           4.1.11.  Availability of Documents.  Seller and/or
Eisenberg have made available to Buyer copies of all documents pertaining to the Purchased Assets, including without limitation all agreements, contracts, commitments, insurance policies, leases, plans, instruments, undertakings, authorizations, permits and licenses.

                           4.1.12.  Bulk Sales.  To the best of Eisenberg's
knowledge, sale of the Business to Buyer pursuant to this Agreement does not constitute a bulk sale due to the nature of Seller's Business.

                           4.1.13.  Warranty.  The Purchased Assets shall be
sold to Buyer in good working condition.

                  4.2. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that:

                           4.2.1.  Organization, Power and Authority of
Buyer. Buyer is a Maryland corporation duly organized and validly existing under the laws of the State of Maryland and in good standing and has all requisite power and authority (i) to own or lease its properties and to carry on its business as it is now being conducted and as contemplated after giving effect to the purchase of the Purchased Assets, and (ii) to enter into this

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Agreement and all other agreements contemplated herein and to perform its obligations hereunder and thereunder.

                           4.2.2. Due Authorization; Binding Obligation; No
Conflict. The execution, delivery and performance of this Agreement and each of the other agreements contemplated herein and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under (a) any existing law, ordinance, or governmental rule or regulation to which Buyer is subject,
(b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Buyer, (c) the charter documents of Buyer or any securities issued by Buyer, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, instrument, document or understanding, oral or written, to which Buyer is a party, by which Buyer may have rights, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Buyer thereunder. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Buyer.

                                    ARTICLE V
                       CONDITIONS PRECEDENT TO THE CLOSING

                  5.1. Conditions Precedent to the Obligations of Buyer. All obligations of Buyer under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

                           5.1.1.  Representations and Warranties True as of
the Closing. The representations and warranties of Seller, Baltimore Car and Truck Rental and/or Eisenberg contained in this Agreement or in any exhibit, certificate or document delivered by

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Seller, Baltimore Car and Truck Rental and/or Eisenberg to Buyer pursuant to the provisions hereof shall have been true on the date hereof and shall be true on the Closing date with the same effect as though such representations and warranties were made as of such date.

                           5.1.2. Compliance with this Agreement. Seller shall
have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                           5.1.3. No Threatened or Pending Litigation. On the
Closing date, no suit, action or other proceeding with respect to the Business, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

                           5.1.4. Material Adverse Changes. The Purchased Assets
with respect to the Business shall not have been and shall not be threatened to be materially adversely affected in any way as a result of any event or occurrence.

                  5.2. Conditions Precedent to the Obligations of Seller. All obligations of Seller under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

                           5.2.1. Representations and Warranties True as of the
Closing. The representations and warranties of Buyer contained in this Agreement or in any list, certificate or document delivered by Buyer to Seller pursuant to the provisions hereof shall be true on the Closing date with the same effect as though such representations and warranties were made as of such date.

                           5.2.2. Compliance with this Agreement. Buyer shall
have performed and complied with all agreements and

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conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                           5.2.3.  No Threatened or Pending Litigation.  On
the Closing date, no suit, action or other proceeding or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

                                   ARTICLE VI
                              SERVICES OF EISENBERG

                  6.1. Post-Closing Services. After the Closing, Eisenberg shall reestablish contact with the insurance companies he worked with to establish the Business and use its best effort to arrange for rate increases. In addition, Eisenberg will devote whatever time is necessary to foster relationships with customers, renegotiate terms and rates with customers as necessary and assist Buyer in supervising the work of Dawn Green, who will handle the actual booking of the reservations, the daily follow-up and the billing and collection for each rental which is part of the Business. Dawn Green will manage the fleet of vehicles from each location which is dedicated to the Business so as to best use the distribution network of Buyer and its franchisees.

                  6.2. Commissions to Seller. For a period of three (3) years from the Closing, commencing on the tenth (10th) day of the second month after the Closing, Buyer shall pay Seller a commission equal to six percent (6%) of Net Sales for the Business for the previous month. Net Sales shall be defined as the aggregate of monies received for time, mileage and damage waiver.

                  6.3. Extension of Post-Closing Services and Obligations. After the three (3) year period post-Closing, Seller shall have the option to renew the parties' agreement with respect to Eisenberg's services, his agreement not to compete and the payment of commissions to Seller if, and only if, the

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Business (i) operates an average of one hundred (100) cars for six (6) months during the last year of the three (3) year period or for the entire one year renewal period, as the case may be; and (ii) has generated a ten percent (10%) compound increase in gross revenues each year after the Closing. Seller's right to renew shall be for renewal terms of one year each and must be exercised in writing at least sixty (60) days prior to the end of (i) the initial three (3) year period; or (ii) the previous one year renewal period, as the case may be. In the event of such an extension, all of the parties' obligations set forth in Articles VI, VII and VIII and Seller's obligation to provide Dawn Green's services shall continue in full force and effect for such additional period(s). If at any time Dawn Green no longer works for Seller, Seller must provide to Buyer a replacement employee who is acceptable to Buyer in Buyer's reasonable discretion. If Seller cannot provide a replacement satisfactory to Buyer, this Agreement can be terminated by either party upon thirty (30) days' written notice.

                                   ARTICLE VII
                     POST-CLOSING OPERATION OF THE BUSINESS

                  7.1. Use of Baltimore Car and Truck Rental Vehicle Maintenance and Repair Facility. Baltimore Car and Truck Rental intends to continue to operate its vehicle maintenance and repair facility after the Closing and Buyer agrees that all the vehicles financed by Baltimore Car and Truck Rental shall be inspected and maintained by the Baltimore Car and Truck Rental vehicle maintenance and repair facility quarterly in accordance with preventive maintenance requirements for the three (3) year period after the Closing. A schedule of Seller's charges for maintenance of the fleet is attached hereto and made a part hereof as Exhibit C. Baltimore Car and Truck Rental and Seller may offer additional services to Buyer and its franchisees, but neither Buyer nor the franchisees shall be required to use such additional services.

                  7.2. Seller to Finance Additional Vehicles. During the three
(3) year period after the Closing, Baltimore Car and Truck Rental and/or Seller, at Buyer's request, shall finance up to forty (40) vehicles to be purchased by Buyer and/or its franchisees on open-ended finance agreements with no prepayment penalty, to full term, at an annual interest rate equal to one

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hundred (100) basis points over Seller's Mercantile Safe-Deposit Rate which is presently 9.25%. Vehicles purchased by Buyer shall be fully insured by, individual franchisees in accordance with the terms of their respective franchise agreements. Baltimore Car and Truck Rental shall determine on an individual basis whether each franchisee is creditworthy for such financing and only such creditworthy franchisees can participate in the financing.

                  7.3. Subrogation for Existing Vehicles. During the three (3) year period after the Closing, any vehicles financed by Seller in accordance with Section 7.2 which are not insured with Central Life & Casualty, or any substantially similar affiliate of Buyer, shall have subrogation through Free State or Baltimore Car and Truck Rental. Any vehicle insured with Central Life & Casualty, or any substantially similar affiliate of Buyer, will be subrogated by Central Life & Casualty, or any substantially similar affiliate of Buyer. Except as set forth herein, neither Buyer nor its franchisees shall be obligated to use Free State or Baltimore Car and Truck Rental, but Buyer shall be free to offer a proposal for additional use of Free State or Baltimore Car and Truck Rental.

                           For subrogation handled by Free State or Baltimore
Car and Truck Rental, Baltimore Car and Truck Rental shall retain (i) all administrative fees, (ii) one-half (1/2) of loss of use and (iii) all profit on repair work. The franchisee shall receive (i) one-half (1/2) of all loss of use and (ii) all diminution in value. If any vehicle is a total loss, Baltimore Car and Truck Rental and the franchisee shall split any insurance proceeds after payment of all financing.

                                  ARTICLE VIII
                                 NONCOMPETITION

                  8.1. Eisenberg Shall Not Compete. For a three (3) year period from the Closing, or as extended pursuant to Section 6.3 above (the "Noncompetition Period") Eisenberg agrees:

                  Except for benefit of the Buyer

                           (a) He will not directly or indirectly, or through
his spouse or other family members, employers, partners, employees or individual contractors, rent automobiles or trucks with a gross vehicle weight of ten thousand five hundred (10,500)

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pounds or less to the insurance replacement market (the "Rental Services") to any person or entity.

                           (b)  He will not directly or indirectly, as an
employee, partner, officer, director, owner or independent contractor perform services or work for, either with or without compensation, any partnership, sole proprietorship, corporation or other entity which performs Rental Services in Baltimore County, Baltimore City, Harford County, Howard County, Anne
Arundel County and Frederick County.

                           (c)  He will not directly or indirectly request or
advise any person or entity that uses Rental Services to withdraw, curtail or cancel its business with Buyer or its franchisees.

                           (d)  He will not, directly or indirectly or
through his spouse or other family members, employers, partners, employees, independent contractors or any other business entity whatsoever, solicit or hire on his behalf or on behalf of any other person, firm, corporation, partnership, association or entity whatsoever (i) any persons (including Dawn Green) who were Buyer's or its franchisees' employees at the Closing date or during the Noncompetition Period; except, that he shall employ Dawn Green in accordance with the provisions of this Agreement.

                           (e)  He shall not be prohibited from continuing to
operate his truck rental business which rents trucks with gross vehicle weights of both less than and more than ten thousand five hundred (10,500) pounds to both the retail and commercial rental market and is not an insurance replacement business. He also agrees that he will use his best efforts to refer all insurance replacement business, including for trucks with a gross vehicle weight of more than ten thousand five hundred (10,500) pounds, to Buyer. He will not market or advertise his business for the insurance replacement market to the general public during the Noncompetition Period so that he will not encroach on the Business.

                  8.2. Confidentiality. At any time (except to the degree needed to advance the business of Buyer or as requested by Buyer), Eisenberg agrees not to discuss, disclose, reveal or otherwise deal with any information regarding Buyer or its

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franchisees that Eisenberg may have obtained from Buyer. This prohibition extends to, but is not limited to, financial statements, salary levels of the employees of Buyer, cost accounting, identity of leads, prospective customers, existing customers and past customers, and all other details of the operation of Buyer and its franchisees and proprietary information Eisenberg may have obtained in his business dealings with Buyer.

                  8.3. Enforceability. Each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement or any other agreement between Buyer and Eisenberg. If all or any portion of a covenant in this Agreement is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Buyer is a party, Eisenberg expressly agrees to be bound by a lesser covenant subscribed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made part of this Agreement.

                  8.4. Damages. Eisenberg acknowledges that because his services rendered under this Agreement are special and unique and because he will have access to information regarding Buyer and its franchisees' businesses, any violation of this Article VIII shall not be adequately compensated by damages alone. Therefore, in the event of a breach or threatened breach by Eisenberg of the provisions of this Agreement, Buyer shall be entitled to an injunction restraining Eisenberg from such breach and from rendering any services to any person, firm or entity in breach of this Article's covenants. In addition, nothing in this Article VIII or in this Agreement will be construed to prohibit Buyer from pursuing any and all remedies available to it for a breach or threatened breach of this Article VIII, or any other provision of this Agreement including, but not limited to, an action for damages. Eisenberg also agrees to indemnify and hold harmless Buyer from all losses, damages and costs, including attorneys' fees, resulting from a breach of the provisions of this Article VIII by Eisenberg or related to the enforcement of Buyer's rights under this Agreement; provided, however, that the total amounts payable by Seller, Baltimore Car and Truck Rental and Eisenberg pursuant to Section 2.1(b), this
Section 8.4, Section 9.1(a)(i) and (ii) and Section 9.1(b) related to Section 9.1(a)(i) and (ii)
shall not exceed Fifty Thousand Dollars ($50,000) in the aggregate. Furthermore, full and faithful compliance by Eisenberg with the terms of this Agreement is a condition precedent to Buyer's further obligations to make any payment of any nature to Eisenberg whether required by this Agreement or otherwise.

                                   ARTICLE IX
                                 INDEMNIFICATION

                  9.1. Indemnification by Seller, Baltimore Car and Truck Rental and Eisenberg. From and after the Closing, Seller, Baltimore Car and Truck Rental and Eisenberg, jointly and severally, agree to reimburse, indemnify and hold Buyer harmless from and against:

                           (a) any and all damages, losses, deficiencies,
liabilities, costs and expenses, resulting from, relating to, or arising out of
(i) breach of representation or warranty of Seller under this Agreement and for any adverse impact on the Purchased Assets as a result of any action by Seller or Eisenberg, (ii) any default in the performance of any agreement or covenant on the part of Seller or by Eisenberg under this Agreement, (iii) the operation and/or management of the Business by Seller prior to the Closing, and (iv) any indebtedness or obligation of or claim against Seller arising prior to the Closing;

                           (b) any and all actions, suits, claims, proceedings,
investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees) incident to any of the foregoing or to the enforcement of this Section 9.1; and

                           (c)  the total amounts payable by Seller,
Baltimore Car and Truck Rental and Eisenberg pursuant to Section 2.1(b), Section 8.4, Section 9.1(a)(i) and (ii) and Section 9.1(b) related to Section 9.1(a)(i) and (ii) shall not exceed Fifty Thousand Dollars ($50,000) in the aggregate.

                  9.2. Indemnification by Buyer. From and after the Closing, Buyer shall reimburse, indemnify and hold Seller and/or
Eisenberg harmless from and against up to Fifty Thousand Dollars
($50,000) for:

                           (a) any and all damages, losses, deficiencies,
liabilities, costs and expenses, resulting from, relating to, or arising out of
(i) breach of representation or warranty of Buyer under this Agreement, (ii) any default in the performance of any agreement or covenant on the part of Buyer under this Agreement, and (iii) the operation of the Business by Buyer after the Closing; and

                           (b) any and all actions, suits, claims, proceedings,
investigations, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees) incident to any of the foregoing and the enforcement of this Section 9.2.

                  9.3. Survival of Representations and Warranties. The respective representations and warranties, obligations, covenants and agreements of the parties contained herein or in any exhibit or certificate delivered pursuant hereto shall survive the Closing, subject to the applicable statute of limitations, and continue in full force and effect, regardless of any knowledge or reason to know which any parties may have had with respect to any misrepresentation or breach of warranty or covenant.

                  9.4. Exclusive Remedy. Except as otherwise provided hereunder and subject to the next succeeding sentence, all claims made by virtue of the representations, warranties, covenants and agreements contained in, or otherwise made in connection with this Agreement shall be made under, and subject to the limitations set forth in this Article IX which, from and after the Closing, shall be the exclusive remedy for any party hereto for any breach of this Agreement or other claim arising hereunder. The immediately preceding sentence shall not limit any right of any party hereto to seek equitable relief (including, without limitation, specific performance) in respect of any breach of any covenant or other agreement contained herein.

                  9.5. Assertion of Claims. All claims for indemnification rights under this Article IX shall be asserted and resolved as follows: (a) In the event that any claim or demand for which either Seller, Baltimore Car and Rental, Eisenberg or Buyer would be liable hereunder to a party to be indemnified under this Article IX (the "Indemnified Party") is asserted against or sought to be collected from the Indemnified Party by a third party, the Indemnified Party shall promptly notify the party from which Indemnity is sought under this Article IX (the "Indemnitor") of such claim or demand, specifying the nature of such claim or demand and the amount or estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"). The Indemnitor shall have ten (10) days from receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party whether or not the Indemnitor disputes its liability to the Indemnified Party with respect to such claim or demand. In the event that the Indemnitor shall notify the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, except as hereinafter provided, the Indemnitor shall have the right to defend the Indemnified Party by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by them to a final conclusion in such a manner as to avoid any risk of the Indemnified Party becoming subject to liability for any other matter. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of the Indemnified Party, any such claim or demand by a third party involves an issue or matter which could have a materially adverse effect on the business, operations, properties, assets or prospects of the Indemnified Party, the Indemnified Party shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification obligations hereunder so long as defense or settlement of such claim is acceptable to Insurer of Indemnitor. If the Indemnified Party should elect to exercise such right, the Indemnitor shall have the right to participate in, but not control, the defense or settlement of such claim or demand at its sole cost and expense. If the Indemnitor elects not to defend the Indemnified Party against such claim or demand, whether by not giving timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested (but the Indemnified Party shall have no obligation to contest any such claim or demand), that portion thereof as to which such defense is unsuccessful, shall be conclusively deemed to be a liability of the Indemnitor hereunder, without prejudice to other claims hereunder.

                           (a) In the event either party should have a claim
against the other party hereunder which does not involve a claim or demand being asserted against or sought to be collected by a third party, the party seeking recovery shall promptly send a Claim Notice with respect to such claim to the party from which recovery is sought. If the recipient does not provide written notice to the party seeking recovery within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the party from which recovery is sought.

                           (b) Nothing herein shall be deemed to prevent either
party from making a claim hereunder for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the party seeking recovery has reasonable grounds to believe that such a claim or demand may be made.

                                    ARTICLE X
                              POST-CLOSING MATTERS

                  10.1. Discharge of Business Obligations. From and after the Closing, Seller and/or Eisenberg shall pay and discharge, in accordance with past practice but not less than on a timely basis, all obligations and liabilities incurred prior to the Closing in respect of the Purchased Assets, including without limitation, any liabilities or obligations to employees, trade creditors and clients of the Business and any taxes due and owing to governmental entities.

                  10.2. UCC Matters. From and after the Closing, Seller and/or Eisenberg will promptly refer all inquiries with respect to ownership of the Purchased Assets to Buyer. In addition, Seller and Eisenberg will execute such documents as Buyer may reasonably request from time to time to evidence transfer of the Assets to Buyer.

                                   ARTICLE XI
                         INTERMEDIARIES AND FINDERS FEES

                  11.1. Representations of Seller. Seller represents and warrants that all negotiations relative to this Agreement have been carried on by it directly and without the intervention of any person, firm, corporation or entity who or which may be entitled to any intermediary, brokerage or finder's fee or other commission in respect to the execution of this Agreement or the consummation of the transactions contemplated hereby, and Seller shall indemnify and hold harmless Buyer from and against any and all claims, losses, liabilities or expenses which may be asserted against Buyer as a result of the dealings, arrangements or agreements of Seller or any of its affiliates with any such person, firm, corporation or entity.

                   11.2. Representations of Buyer. Buyer represents and warrants that all negotiations relative to this Agreement have been carried on by it directly and without the intervention of any person, firm, corporation or entity who or which may be entitled to any intermediary, brokerage or finder's fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, and Buyer shall indemnify and hold harmless Seller from and against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of Buyer's dealings, arrangements or agreements with any such person, firm, corporation or entity.

                                   ARTICLE XII
                                  MISCELLANEOUS

                  12.1. Purchase and Sale Expenses. Buyer and Seller shall each be responsible for their respective legal, accounting, advisory and other expenses relating to this transaction.

                  12.2. Sales, Transfer and Documentary Taxes, Etc. Seller shall pay all state and local taxes, if any, due as a result of the purchase, sale or transfer of the Purchased Assets in accordance herewith whether imposed by law on Seller or Buyer and Seller shall indemnify, reimburse and hold harmless Buyer in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.

                  12.3. Contents of Agreement; Parties in Interest; Etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

                  12.4. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Seller, Baltimore Car and Truck Rental, Eisenberg and Buyer.

                  12.5. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

                  12.6. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by a confirmed facsimile or by registered or certified mail, postage prepaid, as follows:

         If to Buyer, to:           Mr. William G. Rueter
                                    Rent-A-Wreck of America, Inc.
                                    11460 Cronridge Drive
                                    Suite 118
                                    Owings Mills, Maryland  21117


         With a required copy to
         Buyer's attorney:          Jeffrey H. Scherr, Esquire
                                    Kramon & Graham, P.A.
                                    Commerce Place
                                    One South Street
                                    Suite 2600
                                    Baltimore, Maryland  21202-3201

         If to Seller, to:          Insurance Rentals, Inc.
                                    c/o Mr. Mark Eisenberg
                                    2303 North Howard Street
                                    Baltimore, Maryland  21218

         If to Eisenberg, to:       Mr. Mark Eisenberg
                                    7802 Crossland Road
                                    Baltimore, Maryland  21208

         If to Baltimore Car
         and Truck, to:             Baltimore Car and Truck Rental,
                                     Inc.
                                    c/o Mr. Mark Eisenberg
                                    2303 North Howard Street
                                    Baltimore, Maryland  21218

         With a required copy to
         Seller's, Baltimore Car
         and Truck's and
         Eisenberg's attorney:      Robert M. Hankin, Esquire
                                    Weinberg & Green, LLC
                                    100 South Charles Street
                                    Baltimore, Maryland  21201

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, faxed or mailed.

                  12.7. Maryland Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Maryland.

                  12.8. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

                  12.9. Headings, Gender and "Person". Section headings contained in this Agreement are for convenience of reference only, do not form any part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, limited liability company, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

                  12.10. Exhibits. All Exhibits referred to herein are intended to be and hereby are specifically made part of this Agreement.

                  12.11. Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof.

                  12.12. Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto shall use its or his best efforts to take, or cause to be taken such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all things necessary, proper and advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

                  12.13. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by each party. It shall not be necessary in making proof of this Agreement or any counterpart hereto to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.

WITNESS/ATTEST:                             BALTIMORE CAR AND TRUCK RENTAL,
                                              INC.


[SIGNATURE]                                 By: /s/ MARK EISENBERG
--------------------------                      ---------------------------
                                                Name:  Mark Eisenberg

                                       Title:  President


                                    SELLER:

                                    INSURANCE RENTALS, INC.


[SIGNATURE]                          By: /s/ MARK EISENBERG
--------------------------               ---------------------------
                                         Name:  Mark Eisenberg
                                         Title:  President



[SIGNATURE]                          /s/ MARK EISENBERG
--------------------------           --------------------------------
                                     Mark Eisenberg



                                    BUYER:

                                    RENT-A-WRECK OF AMERICA, INC.


[SIGNATURE]                         By: /s/ KENNETH L. BLUM JR.
--------------------------              -----------------------------
                                        Name: Kenneth L. Blum Jr.
                                        Title: President

                                List of Exhibits


      Exhibit                               Description
  ---------------                     -------------------------------
         A                              Blanket Bill of Sale

         B                              Transfer of Telephone
                                        Number(s) and Long Distance
                                        Access Agreements

         C                              Charges for Maintenance of
                                        Fleet

                                    Exhibit A


                              Blanket Bill of Sale

                  Pursuant to the Asset Purchase Agreement dated _________________, 1996, INSURANCE RENTALS, INC., a Maryland corporation (hereinafter called "Seller"), for good and valuable consideration to it in hand paid, receipt of which is hereby acknowledged, by these presents does sell, assign, transfer and convey unto RENT-A-WRECK OF AMERICA, INC., a Maryland corporation (hereinafter called "Buyer"), its successors and assigns, all of those certain assets listed below, wherever located.

                  (a) all contracts with customers or suppliers relating to insurance replacement rentals;

                  (b) all telephone numbers and the long distance access agreements for the Business to the extent permitted by law and the telephone company;

                  (c) to the extent permitted by applicable law, all rights under any written or oral contract, agreement, lease, plan, instrument, registration, license, certificates of occupancy, other permit or approval of any nature, or other document, commitment, arrangement, undertaking, practice or authorization applicable to the Business that Buyer chooses to assume;

                  (d) all files, records, computer data, plans, contracts and recorded knowledge, including customer and supplier lists related to the Business for the last three (3) years;

                  (e)      the Business' goodwill; and

                  (f) all rights related to the Business under any patent, trademark, service mark, trade name or copyright, whether registered or unregistered or licensed including the name "Insurance Rentals";

                  Seller hereby authorizes Buyer to take any appropriate action in connection with any of the described assets, in the name of Seller or in its own or any other name, but at its own expense.

                  To have and to hold said assets unto Buyer, its successors and assigns, to and for its or their use forever.

                  And Seller, subject to the terms of the Asset Purchase Agreement dated __________________, 1996 between Seller and Buyer relating to the sale of Seller's assets, does hereby warrant, covenant and agree that it:

                  a. has good and marketable title to the assets assigned, transferred, conveyed and delivered;

                  b. will warrant and defend the title of Buyer to said assets against all and every person or persons whomsoever claiming to or making claim against any or all of the same; and

                  c. will take all steps necessary to put Buyer, its successors or assigns, in actual possession and operating control of said assets.

                  IN WITNESS WHEREOF, Seller has caused these presents to be signed by its President this 3rd day of December, 1996.

WITNESS/ATTEST:                        SELLER:

                                       INSURANCE RENTALS, INC.


 /s/                                   By: /s/ Mark Eisenberg
--------------------------                 ---------------------------
                                           Mark Eisenberg, President

                                    Exhibit B


                         Transfer of Telephone Number(s)
                                       and
                         Long Distance Access Agreements

                                                                   BELL ATLANTIC
BELL ATLANTIC
1 EAST PRATT STREET
BALTIMORE, MARYLAND  21202


CURRENT CUSTOMER-TRANSFEROR
I HEREBY AUTHORIZE THE TRANSFER OF TELEPHONE ACCOUNT ______________________ TO THE NEW CUSTOMER LISTED BELOW:

-------------------------------------------------------------------------------
(NEW CUSTOMER'S NAME)

-------------------------------------------------------------------------------
(ADDRESS)

-------------------------------------------------------------------------------
(CURRENT CUSTOMER'S NAME)

BY:
   ----------------------------------------------------------------------------
   (SIGNATURE OF CURRENT CUSTOMER)                                    (DATE)

NEW CUSTOMER-TRANSFEREE:
I HEREBY ASSUME TELEPHONE ACCOUNT ________________________ CURRENTLY BILLED TO THE CUSTOMER LISTED ABOVE EFFECTIVE _____________________. I ACCEPT RESPONSIBILITY FOR AND AGREE TO PAY ALL ASSOCIATED CHARGES WITH THIS ACCOUNT, INCLUDING CONTRACTED DIRECTORY ADVERTISING FOR THE LIFE OF THE DIRECTOR. I UNDERSTAND THE STATEMENT OF MONTHLY RECURRING CHARGES AND DIRECTOR ADVERTISING SHOWN BELOW, AND WILL PAY THE REQUIRED DEPOSIT (IF AN AMOUNT IS INDICATED). IN ORDER TO OBTAIN THE AMOUNTS FOR ANY PENDING CONTRACTED DIRECTOR ADVERTISING CHARGES I AGREE TO CALL: 1 800 243-2004 (DC & MD) OR 1 800 543-1788 (VA).


PRESENT MONTHLY RECURRING TELEPHONE SERVICE CHARGES        $__________________

PRESENT MONTHLY RECURRING DIRECTORY ADVERTISING CHARGES    $__________________

DEPOSIT REQUIRED                                           $__________________

TRANSFER CHARGE                                            $__________________

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(NEW CUSTOMER'S NAME)

--------------------------------------------------------------------------------
(ADDRESS)

BY:
   ----------------------------------------------------------------------------
  (SIGNATURE OF NEW CUSTOMER)                                       (DATE)


--------------------------------------------------------------------------------
THE ACCOUNT TRANSFER WILL BECOME EFFECTIVE THE DAY THIS COMPLETED FORM AND THE REQUIRED DEPOSITS ARE RECEIVED BY BELL ATLANTIC. IF EITHER PARTY HAS ANY QUESTIONS, OUR BUSINESS OFFICE NUMBER IS __________________. THIS FORM MUST BE RETURNED BY _____________________ OR SERVICE MAY BE INTERRUPTED. THIS DATE WILL ALSO BE THE EFFECTIVE DATE OF TRANSFER UNLESS OTHERWISE NEGOTIATED BY BELL ATLANTIC.


--------------------------------------------------------------------------------
(PREPARED BY)                                                 (DATE SENT)

                                    EXHIBIT C

                        Charges for Maintenance of Fleet

                      BALTIMORE CAR AND TRUCK RENTAL, INC.




SCHEDULE ________

         The following is a list of quotes for particular jobs for Ford Tempos and Escorts and other similar American Cars. For foreign cars, please add $15.00 to the below prices.


         Front Brakes                                      Total Front Brakes

                  Brake Pads                                       Heavy Brake Pads
                  Bearings (2)                                     Bearings (2)
                  Turn Rotors (2)                                  Turn Rotors (2)
                  Labor                                            Calipers (2)
                                                                   Labor

         Charge:     $130.00                               Charge:    $180.00
         Warranty: - 12,000 miles or                       Warranty - Parts = 24,000
                     12 months which                                  miles or 24 months,
                     ever comes first                                 Labor = 12,000
                  Labor & Parts                                    miles or 12 months


         Rear Brakes                                       Total Rear Brakes

                  Brake shoes                                      Heavy Brake Shoes
                  Rebuilt Kit for Cylinders                        Wheel Cylinders (2)
                  Hardware Spring Kit                              Hardware Spring Kit
                  Labor                                            Pint of Fluid
                                                                   Labor (includes bleeding
                                                                                     Brakes)


         Charge:    $115.00                                Charge:    $175.00
         Warranty - 12,000 miles or                        Warranty - Parts = 24,000
                    12 months which                                   miles or 24 months,
                    ever comes first                                  Labor = 12,000
                    Labor & Parts                                     miles or 12 months

2303 N. HOWARD STREET - BALTIMORE, MARYLAND 21218
410/467-2900 - FAX 410/889-0113

5415 INDUSTRIAL DRIVE-SPRINGFIELD, VIRGINIA 22151
703/354-5300 - FAX 703/256-1964

                  All Types of Cars:

                  Oil Change, Filter & Lube

                        $29.95 includes oil and filter plus the following visual inspections:

Check Transmission Fluid          Check Belts                   Check Body Mounting
Check Power Steering Fluid        Check Hoses                   Check Battery Terminals
Check Brake Fluid                 Check Air Filter              Check Fuel Tank Mounting
Check Grease Points               Check Shocks/Struts           Check Starter Mounting/
                                                                         Wiring
Check Kingpins                    Check Exhaust System          Check Tires
Check Ball Joints                 Check horn                    Check Antifreeze level
Check for Fluid Leaks             Check Parking Brake           Check Lights
Check Front-End Linkage           Check Driveline               Check Wipers

                    Transmission Service - Filter, 10 Quarts Fluid & labor $62.50 Coolant Flush - $4.60 per gallon of antifreeze plus $17.50 labor


                  Standard Rates:

                  On-Site Maintenance (mechanic & truck)                     $ 45.00 per hour
                  Emergency Road Calls                                       $ 45.00 per hour
                  In-Shop Maintenance                                        $ 35.00 per hour
                  Parts                                                        cost plus 15%
                  Tire                                                         cost plus 15%
                                                                    plus $7.00 per tire for
                                                                       speed balance
                  Towing & Tire Road Service
                           by Outside Vendor                                   cost plus 15%
                  Our tow truck - normal tow
                           within Baltimore Beltway                          $ 55.00 flat

                  We will notify you of any price changes.